ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 4th day of February 2000 by and between Barbara Hoffman (hereinafter referred to as the "Seller") and Inter-Call-Net Teleservices, Inc., a Florida corporation (hereinafter referred to as the "Company" or the "Purchaser") (collectively referred to as the "Parties").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell the domain name, HELPMENOW.COM (the "Domain Name"), and all of her right, title and interest therein, including but not limited to any trademark rights that may now or later relate to the Domain Name, to the Purchaser; and

         WHEREAS, the Purchaser desires to purchase the Domain Name, and all of the Seller's right, title, and interest therein, including but not limited to any trademark rights that may now or later relate to the Domain Name, from the Seller on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the promises, mutual covenants, terms and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, it is agreed by and between the Parties, as follows:

         1.       The recitals set forth above are true and correct.

         2. The Seller hereby sells the Domain Name and all of her right, title and interest therein, including but not limited to any trademark rights that may now or later relate to the Domain Name, and the good will associated therewith, to the Purchaser and the Purchaser hereby purchases from the Seller the Domain Name and all of her right, title and interest therein, including but not limited to any trademark rights that may now or later relate to the Domain Name, on the terms and conditions set forth herein.


         3. Seller represents and warrants to the Purchaser: (a) that the Seller is duly authorized to enter into this Agreement and to undertake the Seller's obligations set forth herein; (b) that no approvals are required from any third party for the Seller to enter into this Agreement and/or to undertake the Seller's obligations set forth herein; (c) that the Domain Name is beneficially owned by the Seller free and clear of any and all liens, claims, and/or encumbrances, and that the execution of this Agreement by the Seller and the undertaking by the Seller of the Seller's obligations set forth herein will not create any lien, claim and/or encumbrance; (d) to the Seller's knowledge, that the Domain Name is not presently subject to any pending federal trademark application, current federal trademark registration, or pending or current cease and desist order limiting or otherwise restricting its use in any manner; and
(e) that the Seller will fully cooperate with the Purchaser in utilizing their collective best efforts, at the Purchaser's expense, to apply for and to cause the Domain Name to be granted federal trademark registration.

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         4. In consideration for the sale of the Domain Name to the Purchaser, the Purchaser shall issue to the Seller 25,000 restricted shares of the common stock of Inter-Call-Net Teleservices, Inc. (the "Shares"). In this regard, the
Seller: (a) agrees and acknowledges that the Shares are restricted securities as such term is defined under the Securities Act of 1933, as amended (the "Act") and may not be sold assigned, transferred or hypothecated except pursuant to a registration statement or an exemption from registration under the Act; (b) represents and warrants that the Seller is acquiring the Shares for investment and not with a view toward distribution; and (c) further represents and warrants that the Seller is either an accredited investor as such term is defined under the Act or otherwise has sufficient knowledge and experience in financial, investment and business matters that the Seller is able to evaluate the merits and risks of an investment in the Shares.

         5. Except as otherwise set forth below, in the event of and upon Purchaser's receipt of annual (non-cumulative) gross revenues in an amount as set forth below, Purchaser shall, as of the first business day of the fourth month following its fiscal year end, and on the first business day of each month of the following eleven consecutive months pay to the Seller the corresponding monthly payment amount as set forth below as additional consideration for the transfer of the Domain Name. Such monthly payment requirement shall be subject to upward or downward adjustment for each following fiscal year depending upon the amount of annual (non-cumulative) gross revenues for each prior particular fiscal year:

      Gross Revenues                                    Monthly Payment
      --------------                                    ---------------
      $0.00 - $9,999,999.99                   $ 500.00 (to commence on the first
                                              business day of the fourth  month
                                              following commencement of
                                              full-time business operations in
                                              the Company's planned Hallandale,
                                              Florida facility)
      $10,000,000.00- $14,999,999.99                        $  600.00
      $15,000,000.00-$19,999,999.99                         $  750.00
      $20,000,000.00 or more                                $1,000.00

         6. The Parties agree that this Agreement may only be terminated subject to the following:

            a. By the Purchaser in the event of a breach by the Seller of any of the Seller's representations and warranties set forth in paragraphs 3 and/or 4
(b) and/or (c) above (which representations and warranties shall survive for a period of one (1) year from the date hereof); in such event, the Seller shall immediately return the Shares to the Purchaser for cancellation, the Purchaser shall as of the date of the breach no longer be obligated to pay to the Seller any further payments described in paragraph 5 above, and the Purchaser shall otherwise be entitled to pursue against the Seller such legal and/or equitable remedies as may then be available to the Purchaser.

            b. By the Seller after the Purchaser's actual receipt of written notice from the Seller in the event the Purchaser fails to pay the Seller any monthly payment due to the Seller

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within thirty (30) days after the due date thereof; in such event, the Seller shall, as her exclusive remedies, be entitled to the return of the Domain Name, any trademark rights and the good will associated therewith, and any monies then due and owing pursuant to paragraph 5 above.

         7. The Parties further agree that upon the occurrence of either of the following events, the Seller shall be entitled to repurchase the Domain Name, trademark rights and associated goodwill from the Purchaser for $100:

            a. At such time as Scott Gershon is no longer an officer or director or shareholder of the Company; or

            b. In the event of the commencement of voluntary or involuntary bankruptcy proceedings against the Company which is not subsequently set aside within 90 days of such bankruptcy filing.

         8. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to conflict of law principles. Any and all actions and/or proceedings relating to or arising out of this Agreement shall be brought in the federal and/or state courts located in Broward County, Florida. The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney's fees and costs.

         9. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter contained herein only. This Agreement may be executed in one or more counterparts, including facsimile counterparts.

         IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written

                                            /s/ Barbara Hoffman
                                            ------------------------------------
                                            Barbara Hoffman

                                            INTER-CALL-NET TELESERVICES, INC.


                                            By: /s/ Scott Gershon
                                                --------------------------------
                                                  Scott Gershon, President


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